Exhibit 99.1
DOR BioPharma, Inc.
1691 Michigan Avenue
Miami, Florida 33139
www.dorbiopharma.com

DOR BioPharma Adopts Shareholder Rights Plan

Miami, FL. – June 22, 2007 - DOR BioPharma, Inc. (OTCBB: DORB) (“DOR” or the “Company”), a biopharmaceutical company addressing life-threatening side effects of cancer and cancer treatments, serious gastrointestinal diseases and disorders, and biodefense countermeasures, today announced that its Board of Directors has approved a Shareholder Rights Agreement under which in certain circumstances its stockholders will receive a dividend in the form of preferred stock purchase rights.  The Rights Agreement is similar to plans adopted by many other public companies and is not being adopted in response to any current attempt to acquire the company.

The Rights Agreement is designed to protect DOR stockholders against potential abusive or coercive takeover tactics and to enable all DOR stockholders to realize the full and fair value of their investment in the event that an unsolicited attempt is made to acquire DOR.  The adoption of the Rights Agreement is not intended to prevent an offer that the Board of Directors concludes is in the best interest of DOR and its stockholders.

The rights will be distributed at the rate of one-one thousandth of a right for each share of common stock owned by stockholders of record as of July 2, 2007.  Each right will allow the holder to purchase one one-thousandth of a share of Series A Junior Participating Preferred Stock at an initial purchase price of $3.70 under circumstances described in the Rights Agreement.  The purchase price, the number of shares of preferred stock and the type of securities issuable upon exercise of the rights are subject to adjustment.  The rights will expire at the close of business on July 1, 2017 unless earlier redeemed or exchanged.  Until a right is exercised, the holder thereof, as such, will have no rights as a stockholder of DOR, including the right to vote or to receive dividends. Subject to certain conditions, the plan may be amended or terminated at any time by the Board of Directors of DOR.

“The Board believes the Rights Agreement is a sound and reasonable method for safeguarding stockholders’ interests,” said Christopher J. Schaber, Ph.D., President and Chief Executive Officer of DOR.  “It is not intended to prevent an acquisition of DOR on terms that are favorable, fair and in the best interests of all DOR stockholders, but rather to encourage any person seeking to acquire DOR to negotiate with the Board and to give the Board sufficient time to study and respond to any unsolicited attempts to acquire DOR”

The rights are not immediately exercisable.  Subject to the terms and conditions of the Rights Agreement, they will become exercisable on the tenth day after a person or group acquires, or commences a tender or exchange offer which would lead to the acquisition of, beneficial ownership of 15% or more of the outstanding common stock, subject to prior redemption or exchange.  Once a person or group acquires beneficial ownership of 15% of the outstanding common stock, subject to the terms and conditions of the Rights Agreement, each right not owned by that person or group or certain related parties will entitle its holder to purchase, at the right’s then-current purchase price, one one-thousandth of a share of Series A Junior Participating Preferred Stock or, at the option of DOR, shares of common stock or cash, property or other securities of DOR having a market value equal to twice the then-current purchase price.

In the event, any time after the rights become exercisable, the Company is acquired in a merger or other business combination transaction, or 50% or more of its consolidated assets or assets accounting for 50% of its earning power are sold, leased, exchanged or otherwise transferred, proper provision will also be made so that each holder of a right will thereafter have the right to receive, upon the exercise thereof at the then-current purchase price, that number of shares of common stock of the acquiring company which at the time of such transaction will have a market value of two times the right’s then-current purchase price.

Further details of the Rights Agreement are contained in a Form 8-K to be filed today by DOR.

About DOR BioPharma, Inc.

DOR BioPharma, Inc. is a biopharmaceutical company developing products to treat life-threatening side effects of cancer treatments and serious gastrointestinal diseases, and vaccines for certain bioterrorism agents. DOR’s lead product, orBec® (oral beclomethasone dipropionate), is a potent, locally-acting corticosteroid being developed for the treatment of GI GVHD, a common and potentially life-threatening complication of bone marrow transplantation.  DOR has filed an NDA with the FDA for the treatment of GI GVHD, and has received a PDUFA date of July 21, 2007.  An MAA with the EMEA for orBec® has also been filed and validated.  orBec® may also have application in treating other gastrointestinal disorders characterized by severe inflammation.  DOR has also recently initiated a clinical development program with its Lipid Polymer Micelle (“LPM™”) oral drug delivery technology for the oral delivery of leuprolide for the treatment of prostate cancer and endometriosis.

Through its Biodefense Division, DOR is developing biomedical countermeasures pursuant to the recently enacted Project BioShield Act of 2004. DOR’s biodefense products in development are recombinant subunit vaccines designed to protect against the lethal effects of exposure to ricin toxin and botulinum toxin. DOR’s ricin toxin vaccine, RiVaxTM, has been shown to be safely tolerated and immunogenic in a Phase 1 clinical trial in normal volunteers.
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For further information regarding DOR BioPharma, please visit the Company's website located at www.dorbiopharma.com.

This press release contains forward-looking statements, within the meaning of Section 21E of the Securities Exchange Act of 1934, that reflect DOR BioPharma, Inc.’s current expectations about its future results, performance, prospects and opportunities, including statements regarding the potential use of orBec® for the treatment of gastrointestinal GVHD and the prospects for regulatory filings for orBec®. Where possible, DOR has tried to identify these forward-looking statements by using words such as "anticipates", "believes", "intends", or similar expressions. These statements are subject to a number of risks, uncertainties and other factors that could cause actual events or results in future periods to differ materially from what is expressed in, or implied by, these statements. DOR also cannot assure you that it will be able to successfully develop or commercialize products based on its technology, including orBec®, particularly in light of the significant uncertainty inherent in developing vaccines against bioterror threats, manufacturing and conducting preclinical and clinical trials of vaccines, and obtaining regulatory approvals, that its technologies will prove to be safe and effective, that its cash expenditures will not exceed projected levels, that it will be able to obtain future financing or funds when needed, that product development and commercialization efforts will not be reduced or discontinued due to difficulties or delays in clinical trials or due to lack of progress or positive results from research and development efforts, that it will be able to successfully obtain any further grants and awards, maintain its existing grants which are subject to performance, enter into any biodefense procurement contracts with the U.S. Government or other countries, that the U.S. Congress may not pass any legislation that would provide additional funding for the Project BioShield program, that it will be able to patent, register or protect its technology from challenge and products from competition or maintain or expand its license agreements with its current licensors, or that its business strategy will be successful. Important factors which may affect the future use of orBec® for gastrointestinal GVHD include the risks that: because orBec® did not achieve statistical significance in its primary endpoint in the pivotal Phase 3 clinical study (i.e. a p-value of less than or equal to 0.05), the FDA may not consider orBec® approvable based upon existing studies, orBec® may not show therapeutic effect or an acceptable safety profile in future clinical trials, if required, or could take a significantly longer time to gain regulatory approval than DOR expects or may never gain approval; DOR is dependent on the expertise, effort, priorities and contractual obligations of third parties in the clinical trials, manufacturing, marketing, sales and distribution of its products; or orBec® may not gain market acceptance; and others may develop technologies or products superior to orBec®.  These and other factors are described from time to time in filings with the Securities and Exchange Commission, including, but not limited to, DOR's most recent reports on Form 10-QSB and Form 10-KSB. DOR assumes no obligation to update or revise any forward-looking statements as a result of new information, future events, and changes in circumstances or for any other reason.

Company Contact:
Evan Myrianthopoulos
Chief Financial Officer
(786) 425-3848
www.dorbiopharma.com

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